UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2006

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois 60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On April 6, 2006, Northern States Financial Corporation (the “Company”) reported in its Current Report on Form 8-K (the “Initial Report”) that the Audit Committee of the Board of Directors of the Company dismissed Crowe Chizek and Company LLC (“Crowe Chizek”) as the Company’s independent registered public accounting firm on March 31, 2006. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company. The dismissal will be effective for the fiscal year which commenced January 1, 2006.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company previously provided Crowe Chizek with a copy of the disclosures made in the Initial Report and asked Crowe Chizek to provide it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether Crowe Chizek agreed with the Company’s statements and, if not, stating the respects in which it did not agree. The Company is filing this Current Report on Form 8-K/A to include a copy of the letter it received from Crowe Chizek on April 12, 2006. A copy of this letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01(d). Exhibits

Exhibit No.	Description
Exhibit 16.1	Letter from Crowe Chizek and Company LLC dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: April 14, 2006	By:	/s/ Thomas M. Nemeth
Thomas M. Nemeth
Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 16.1	Letter from Crowe Chizek and Company LLC dated April 12, 2006.